Exhibit 10.3

SIXTH AMENDMENT TO OFFICE/RETAIL LEASE
This SIXTH AMENDMENT TO OFFICE/RETAIL LEASE ("Amendment") dated for,reference purposes only as of February 15, 2011, is entered into by and between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company ("Landlord"), and UNION BANK, N.A., a national association, formerly known as Union Bank of California, N.A. ("Tenant"),

R E C I T A L S:

A.    Landlord and Tenant are parties to that certain Office/Retail Lease dated as of October 8, 2008 (the "Original Lease") entered into by and between Hines VAF UB Plaza, L.P. ("Original Landlord"), as landlord, and Tenant (then known as Union Bank of California, N.A.), as tenant, which was amended by: that certain First Amendment to Office/Retail Lease dated as of November 17, 2008 (the "First Amendment"); that certain Second Amendment to Office/Retail Lease dated as of July 10, 2009 (the "Second Amendment"); that certain Third Amendment to Office/Retail Lease dated as of April 14, 2010 (the "Third Amendment"); that certain Fourth Amendment to Office/Retail Lease dated as of August 10, 2010 (the "Fourth Amendment"); and that certain Fifth Amendment to Office/Retail Lease dated as of October 31, 2010 (the "Fifth Amendment"). The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, is hereafter referred to herein as the "Lease." Landlord has succeeded to the interests of Original Landlord as "landlord" under the Lease. Pursuant to the Lease, Tenant is leasing from Landlord that certain space located on the 28th Floor and 35'h Floor (collectively, the "Premises") of the building located at 445 South Figueroa Street, Los Angeles, California (the "Building").
B.    Defined terms which are used in this Amendment without definition have the meanings given to them in the Lease.
C.    Tenant has requested that Landlord convert six (6) of the visitor parking spaces described in Section 28.2 of the Lease into reserved parking spaces for Tenant's retail banking customers, and Landlord desires to grant Tenant's request. Accordingly, the parties now desire to amend the terms of the Lease to memorialize the conversion of said reserved parking spaces and the terms for Tenant's use of such reserved parking spaces, as hereinafter provided..

A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.    Retail Parking Spaces. Subject to the terms of the Lease (including, without limitation, Article 28 thereof), so long as Tenant purchases a minimum of Sixteen Thousand Five Hundred and No/100ths Dollars ($16,500.00) worth of validations every three (3) calendar months (each, a "Validation Period") on a non-cumulative basis from Landlord under the Lease ("Minimum Validations") and maintains a retail bank operation at the Building, Tenant shall be permitted to convert and maintain, at Tenant's sole cost and expense, the six (6) visitor parking spaces designated as Area D in the depiction attached hereto as Exhibit "A", into reserved parking spaces specifically for the use of Tenant's retail banking customers (each, a

"Retail Space" and collectively, the "Retail Spaces"). If Tenant fails to purchase the Minimum Validations during any Validation Period, then Landlord shall notify Tenant in writing of the number of validations which Tenant must purchase in order to satisfy the Minimum Validations requirement for such Validation Period (the "Shortfall Notice"). Tenant shall have five (5) business days after the Shortfall Notice within which to purchase validations sufficient to meet the Minimum Validation requirement for such Validation Period. If Tenant fails to purchase the requisite validations on or before the five (5) business day period after the Shortfall Notice, then at Landlord's option, Tenant's rights to said Retail Spaces shall terminate. Tenant hereby accepts the Retail Spaces in their AS IS condition; provided, however, Tenant may, upon Landlord's prior written consent, and at Tenant's sole cost and expense, add signage or other marking identifying such spaces for the use of its retail customers, subject to Landlord's reasonable approval as to the content, materials, colors, lettering and method of application. Subject to prior written consent of Landlord, Tenant may designate such reasonable rules and regulations governing its customers' use of such Retail Spaces, including maximum time limits for the use thereof; provided, however, in no event shall Landlord be liable for such rules and regulations, including the enforcement thereof.
2.    Authority. Each signatory of this Amendment on behalf of Tenant represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
3.    No Other Modification. Landlord and Tenant agree that except as otherwise specifically modified in this Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Amendment. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern the parties. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

TENANT:

UNION BANK, N.A.,
a national association

By:	/s/ Larry W. Lawrence

Name:	Larry W. Lawrence

Title:	SVP

LANDLORD:
KBSII 445 SOUTH FIGUEROA, LLC,
a Delaware limited liability company

By:	KBS Capital Advisors, LLC, a
Delaware limited liability company,
its authorized agent

By:	/s/ Authorized Signatory

Its:	SVP

EXHIBIT "A"

(TO BE ATTACHED)

EXHIBIT "A"

A
B
C
STREET LEVEL EAST
STREET LEVEL WEST

STREET LEVEL
RESERVED
PARKING SPACES

SL1
SL2
SL11
SL12
SL23
SL24
SL25
SL26
SL28
SL35
SL36
SL37
SL43
SL46
SL49
SL50
SL53
SL58
SL64
SL69
SL70
SL76
SL77
SL85
SL95
SL104
SL108
SL109
SL111

A- BANK BRANCH PARKING ONLY *

B & C- 1 HOUR VISITOR PARKING

* TO BE INDICATED WITH SIGNAGE AND FLOOR STENCILS